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                                                                    EXHIBIT 23.3

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the filing of this Consent as an exhibit to the Registration Statement on Form S-3 of Flores & Rucks, Inc. to be filed with the Securities and Exchange Commission on or about August 16, 1996. We also consent to the use of our name therein and the inclusion of or reference to our reports effective January 1, 1994; December 31, 1994; and December 31, 1995, in the Registration Statement, and to the reference to our firm under the heading "Experts" in the prospectus.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        By: /s/  CLARENCE M. NETHERLAND
                                           ----------------------------------
                                           Clarence M. Netherland
                                           Chairman

Dallas, Texas
August 16, 1996